UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported) May 6, 2013 (May 1, 2013)

TCP CAPITAL CORP.
(Exact Name of Registrant as Specified in Charter)

Delaware	814-00899	56-2594706
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

2951 28th Street, Suite 1000
Santa Monica, California	90405
(Address of Principal Executive Offices)	(Zip Code)

Registrant's telephone number, including area code (310) 566-1000

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07. Submission of Matters to a Vote of Security Holders.

At 12:30 p.m. (Pacific Time) on May 1, 2013, TCP Capital Corp. ("TCPC") and Special Value Continuation Partners, LP (“SVCP,” and together with TCPC, the “Companies”), held a Joint Meeting for TCPC's 2013 Annual Meeting of Stockholders and for SVCP's Special Meeting of Limited Partners at Double Tree Suites, 1707 Fourth Street, Santa Monica, California 90401-3310 (the "Joint Meeting"). At the Joint Meeting, TCPC's common stockholders voted on four proposals, all of which were approved and SVCP's limited partners voted on one proposal which was approved. The proposals are described in detail in the Companies' definitive joint proxy statement for the Joint Meeting as filed with the Securities and Exchange Commission (the "SEC") on March 20, 2013. As of March 4, 2013, the record date, TCPC had 21,477,628 shares of common stock outstanding, which included 3,571,269 shares owned by affiliates, and SVCP had $317,209,574 of common limited partner interests outstanding (based on the most recent net asset valuation approved by the Board of Directors of SVCP) and 6,700 Series A Cumulative Preferred Interests outstanding. Each share is entitled to one vote, except that holders of common limited partner interests of SVCP are entitled to one vote for each 0.01% of common limited partner interests owned. TCPC owns 100% of the common limited partner interests in SVCP. However, TCPC “passes-through” its votes to its common stockholders and votes all of its interests in SVCP in the same proportion and manner as such stockholders vote their shares of common stock. The final voting results from the Joint Meeting were as follows:

Proposal 1.A. TCPC's stockholders elected five directors to the Board of Directors of TCPC. Each of Eric J. Draut, Franklin R. Johnson, Peter E. Schwab, Howard M. Levkowitz, and Rajneesh Vig will serve until the 2014 Annual Meeting and until his successor is duly elected and qualifies or until his earlier resignation, removal from office, death or incapacity. The five directors were re-elected pursuant to the voting results set forth below:

Name	For	Withheld	Broker Non-Votes
Eric J. Draut	14,305,314	108,709	0
Franklin R. Johnson	14,306,013	108,010	0
Peter E. Schwab	14,248,268	165,755	0
Howard M. Levkowitz	14,237,896	176,127	0
Rajneesh Vig	14,135,423	278,600	0

Proposal 1.B. The common limited partners of SVCP, including the stockholders of TCPC voting on a pass-through basis, and the preferred limited partners of SVCP, voting together as a single class, elected five directors to the Board of Directors of SVCP. Each of Eric J. Draut, Franklin R. Johnson, Peter E. Schwab, Howard M. Levkowitz, and Rajneesh Vig will serve until his successor is duly elected and qualifies or until his earlier resignation, removal from office, death or incapacity. The voting instructions of stockholders of TCPC for this proposal were "passed-through" and TCPC voted all its common interests in SVCP in the same proportion and manner as such stockholders gave instructions. Accordingly, the five directors of SVCP were elected, in part, pursuant to the voting results of the stockholders of TCPC voting on a pass-through basis, as set forth below:

Name	For	Withheld	Broker Non-Votes
Eric J. Draut	14,310,433	103,590	0
Franklin R. Johnson	14,307,215	106,808	0
Peter E. Schwab	14,241,121	172,902	0
Howard M. Levkowitz	14,234,796	179,227	0
Rajneesh Vig	14,133,733	280,290	0

For the complete voting results of the SVCP directors, please see the SVCP Current Report on Form 8-K filed with the Securities and Exchange Commission via EDGAR on May 6, 2013 (File No. 814-00897).

Proposal 2. TCPC's stockholders approved a proposal to authorize TCPC, with the approval of its Board of Directors, to sell or otherwise issue shares of its common stock (during the next 12 months) at a price or prices below TCPC's then current net asset value per share in one or more offerings subject to certain limitations described in detail in the Companies' definitive joint proxy statement as filed with the SEC on March 20, 2013 (including, without limitation, that the number of shares sold on any given date does not exceed 25% of TCPC's then outstanding common stock immediately prior to such sale). TCPC's stockholders approved such proposal as set forth below:

For	Against	Abstained	Broker Non-Votes
12,719,807	556,885	1,137,331	0

The vote on the above proposal, adjusted for 3,571,269 affiliated shares, was as follows:

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For	Against	Abstained	Broker Non-Votes
9,148,538	566,885	1,137,331	0

Proposal 3. The stockholders of TCPC approved a proposal to authorize TCPC, with approval of its Board of Directors, to issue warrants, options and other rights to subscribe for, convert to, or purchase shares of TCPC's common stock in one or more offerings, as set forth below:

For	Against	Abstained	Broker Non-Votes
13,063,553	213,849	1,136,621	0

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TCP CAPITAL CORP
Date: May 6, 2013
	By:	/s/ Elizabeth Greenwood
	Name:	Elizabeth Greenwood
	Title:	Secretary

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